UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N Federal Hwy, Suite B200
Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 25, 2026, Greenlane Holdings, Inc. (the “Company”) received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq staff had determined to delist the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) from the Nasdaq Capital Market since it failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days, in violation of Nasdaq Listing Rule 5550(a)(2). The Company requested a hearing, which stayed the suspension of trading pending the outcome of the hearing.

On April 21, 2026, the Company was notified by Nasdaq that the Company has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and that the Company is therefore in compliance with the Nasdaq Capital Market’s listing requirements.

As a result, the Company’s hearing that had been scheduled for May 5, 2026, has been cancelled, and this matter is now closed. The Common Stock will continue to be listed and traded on The Nasdaq Capital Market.

Item 7.01. Regulation FD Disclosure.

On April 21, 2026, the Company issued a press release announcing that it had entered into Lock-Up Agreements (as defined below) and certain other updates with respect to the Company. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

On April 27, 2026, the Company issued a press release announcing the letter from Nasdaq. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report.

The information disclosed under this Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 attached hereto, are being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As previously disclosed, the Company entered into a Strategic Advisory Agreement, dated October 23, 2025, with certain advisors (the “Advisors”) pursuant to which the Company issued to the Advisors Strategic Advisor Warrants (the “Warrants”) to purchase shares of Common Stock, in connection with the Company’s October 2025 PIPE financing. The Warrants have an initial exercise date of April 23, 2026.

On April 21, 2026, certain holders of the Warrants (the “Holders”) affiliated with the board of directors of the Company agreed to enter into lock-up agreements (the “Lock-Up Agreements”) with respect to their Warrants and the underlying shares of Common Stock issuable upon exercise of the Warrants (together with the Warrants the “Securities”). Pursuant to the terms of the Lock-Up Agreements, the Holders have agreed not to sell, transfer, or otherwise dispose of the Securities held by them until April 23, 2027, subject to certain exceptions. The Lock-Up Agreements relate to Warrants to purchase an aggregate of 162,760 shares of Common Stock.

The foregoing summary description of the Lock-Up Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lock-Up Agreements, a form of which is filed as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 21, 2026.

99.2	Press Release, dated April 27, 2026.

99.3	Form of Lock-Up Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Date: April 27, 2026	By:	/s/ Jason Hitchcock
	Name:	Jason Hitchcock
	Title:	Chief Executive Officer